UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):  October 1, 2008
                                               ---------------------------------


                          Pre-Paid Legal Services, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)


                                    Oklahoma
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                 (State or Other Jurisdiction of Incorporation)


       001-09293                                 73-1016728
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 (Commission File Number)              (IRS Employer Identification No.)


            One Pre-Paid Way
                Ada, OK                                  74820
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 (Address of Principal Executive Offices)             (Zip Code)


                                 (580) 436-1234
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




Item 2.02 Results of Operations and Financial Condition
-------------------------------------------------------

     On October 1, 2008, Pre-Paid Legal Services, Inc. (the "Company") issued a press release announcing our membership production and recruiting information for the three months ended September 30, 2008. A copy of the release is included as an exhibit to this report.


Item 9.01 Financial Statements and Exhibits
-------------------------------------------

         The following exhibits are included with this report:

   Exhibit No.                  Description
   -----------                  -----------

       99.1         Company Press Release dated October 1, 2008


                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                Pre-Paid Legal Services, Inc.


                                By:  /s/ Randy Harp
                                     -----------------------------------
                                     Randy Harp, Chief Operating Officer

Date:  October  1, 2008




For Immediate Release                                Company    Steve Williamson
Wednesday, October 1, 2008                           Contact:     (580) 436-1234

               Pre-Paid Legal Services Announces 2008 3rd Quarter
                        Membership And Recruiting Results

ADA, OK, October 1, 2008 - Pre-Paid Legal Services, Inc. (NYSE: PPD), reported new memberships produced and new sales associates enrolled for the 2008 third quarter. During the 3rd quarter of 2008, new sales associates enrolled decreased 13.2% compared to the third quarter of 2007. Memberships produced decreased by 6.0% while new membership fees written decreased by 6.0% and our active membership base increased 0.1% compared to the comparable period of the previous year.


On a sequential quarterly basis, new associates enrolled increased 44.9%; new memberships produced increased 7.9%, new membership fees written increased 6.8% and our active membership base increased by 9,254 memberships.

------------------------------------------------------------------------------- -----------------------------------------
|                                                                                           Three Months Ended          |
|New Memberships:                                                                 9/30/2008     6/30/2008     9/30/2007 |
|----------------                                                                 -----------   -----------   --------- |
|New legal service membership sales..........................................        137,227       127,804     145,530  |
|New "stand-alone" IDT membership sales......................................          7,814         6,642       8,771  |
|                                                                                 -----------   -----------   --------- |
|         Total new membership sales.........................................        145,041       134,446     154,301  |
|                                                                                 -----------   -----------   --------- |
|New "add-on" IDT membership sales...........................................         95,762        82,623     100,888  |
|Average Annual Membership fee...............................................        $326.14       $329.44    $325.98   |
|Active Memberships:                                                                                                    |
|--------------------                                                                                                   |
|Active legal service memberships at end of period...........................      1,488,259     1,481,051   1,496,319  |
|Active "stand-alone" IDT memberships at end of period (see note below)......         87,634        85,588      78,237  |
|                                                                                 -----------   -----------   --------- |
|         Total active memberships at end of period..........................      1,575,893     1,566,639   1,574,556  |
|                                                                                 -----------   -----------   --------- |
|Active "add-on" IDT memberships at end of period (see note below)...........        681,118       658,365     616,919  |
|New Sales Associates:                                                                                                  |
|--------------------                                                                                                   |
|New sales associates recruited..............................................         37,820        26,102      43,555  |
|                                                                                                                       |
|Average enrollment fee paid by new sales associates.........................         $56.17        $98.93     $40.74   |
|Average Membership fee in force:                                                                                       |
|--------------------------------                                                                                       |
|Average Annual Membership fee...............................................        $301.40       $300.46    $297.52   |
|                                                                                                                       |
|Note - reflects 4,755 net transfers from "add-on" status to "stand-alone" status during the quarter                    |
-------------------------------------------------------------------------------------------------------------------------



Our total active membership fees in force increased approximately 1.4% during the last year and continue our trend of increasing our membership fees. Membership persistency rate (defined as the number of memberships in force at the end of a 12 month period as a percentage of the total of memberships in force at the beginning of such period, plus new memberships sold during such period) was 73.5% for the 12 month period ended September 30, 2008 an increase from the 73.3% for the 12 month period ended September 30, 2007.


Our third quarter 2008 corporate finance focus has again been on share repurchases. During the 3rd quarter, we returned $9.0 million to shareholders through the repurchase of 205,886 shares of common stock, at an average per share price of $43.77. Since April 1999, we have returned $399.2 million to shareholders through the purchase of 13.5 million shares, average price of $29.52 per share, and $17.1 million in dividends for a combined total of $416.3 million representing more than 115 percent of our net earnings during the same timeframe.

We anticipate announcing our 2008 third quarter financial results on October 27, 2008 after the market closes. The Company will conduct a conference call to present the third quarter results on Wednesday, October 29, 2008, at 8:30 a.m. Eastern Time. The conference call will be webcast on the investor relations' page of www.prepaidlegal.com. Questions may be submitted prior to the call via email to investor@pplsi.com.

About Us - We believe our products are one of a kind, life events legal service plans. Our plans provide for legal service benefits provided through a network of independent law firms across the U.S. and Canada, and include unlimited attorney consultation, will preparation, traffic violation defense, automobile-related criminal charges defense, letter writing, document preparation and review and a general trial defense benefit. We have an identity theft restoration product we think is also one of a kind due to the combination of our identity theft restoration partner and our provider law firms. More information about us and our products can be found at our homepage at www.prepaidlegal.com.

Forward-Looking Statements
Statements in this press release, other than purely historical information, regarding our future plans and objectives and expected operating results, dividends and share repurchases and statements of the assumptions underlying such statements, constitute forward-looking statements within the meaning of
Section  21E  of  the  Securities  Exchange  Act of  1934.  The  forward-looking statements contained herein are based on certain assumptions that may not be correct. They are subject to risks and uncertainties incident to our business that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties are described in the reports and statements filed by us with the Securities and Exchange Commission, including (among others) those listed in our Form 10-K, Form 10-Q and Form 8-K, and include the risks that our membership persistency or renewal rates may decline, that we may not be able to continue to grow our memberships and earnings, that we are dependent on the continued active participation of our principal executive officer, that pending or future litigation may have a material adverse effect on us if resolved unfavorably to us, that we could be adversely affected by regulatory developments, that competition could adversely affect us, that we are substantially dependent on our marketing force, that our stock price may be affected by short sellers, that we have been unable to increase our employee group membership sales and that our active premium in force is not indicative of future revenue as a result of changes in active memberships from cancellations and additional membership sales. Please refer to pages 14 and 15 of our 2007 Form 10-K and pages 7 and 8 of our June 30, 2008 Form 10-Q for a more complete description of these risks. We undertake no duty to update any of the forward-looking statements in this release.
                                       ###